CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

First Investors Life Insurance Company
110 Wall Street
New York, NY 10005

We hereby consent to the use in the Post–Effective Amendment No. 1 to the Registration Statement on Form N-6 (file No. 333-149362) of our report dated March 9, 2009 relating to the December 31, 2008 financial statements of First Investors Life Level Premium Variable Life Insurance (Separate Account B) and our report dated March 9, 2009 relating to the December 31, 2008 financial statements of First Investors Life Insurance Company, which are included in said Registration Statement.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 28, 2009